Exhibit 99.1

News Release

TC PipeLines, LP Announces 2007 Third Quarter Results

CALGARY, Alberta — November 1, 2007 — (Nasdaq: TCLP) — TC PipeLines, LP (the Partnership) today reported third quarter 2007 net income of $24.6 million or $0.64 per common unit (all amounts in U.S. dollars) compared to $12.0 million or $0.65 per common unit for the same period last year. The increase in net income is primarily due to the positive impact of the Partnership’s acquisitions which included a 46.45 per cent general partner interest in Great Lakes Gas Transmission Limited Partnership (Great Lakes) on February 22, 2007, and a 49 per cent general partner interest in Tuscarora Gas Transmission Company (Tuscarora) acquired on December 19, 2006. Partially offsetting these positive contributions to earnings were increased financial charges on higher outstanding debt balances and decreased equity income from Northern Border Pipeline Company (Northern Border).

In third quarter 2007, the Partnership received cash distributions from Great Lakes and Northern Border of $17.4 million and $14.8 million, respectively. The total cash distributions received of $32.2 million in third quarter 2007 represent a $12.1 million increase compared to the same quarter last year.

“Strong cash flows and stable earnings at our pipeline assets continue to support the Partnership’s solid financial performance,” said Russ Girling, chairman and chief executive officer of TC PipeLines GP, Inc. “Our significant cash flow growth, primarily due to our 2006 and 2007 acquisitions, is the continued impetus for declaring a third consecutive cash distribution increase and fourth increase in the past five quarters to our unitholders.”

Financial Highlights

(unaudited)	Three months ended September 30		Nine months ended September 30
(millions of dollars except per unit amounts)	2007	2006	2007	2006
Net income	24.6	12.0	62.3	33.4
Per common unit (1)	$0.64	$0.65	$1.81	$1.79
Partnership cash flows (2)	29.7	14.2	93.5	50.7
Cash distributions paid	25.1	10.7	61.3	32.2
Cash distributions declared per common unit (3)	$0.66	$0.60	$1.965	$1.75
Weighted average common units outstanding (millions)	34.9	17.5	31.5	17.5
Common units outstanding (millions)	34.9	17.5	34.9	17.5

(1) Net income per common unit is computed by dividing net income, after deduction of the general partner's allocation, by the weighted average number of units outstanding. The general partner's allocation is computed based upon the general partner's two per cent interest plus an amount equal to incentive distributions.

(2) Partnership cash flows is a non-GAAP financial measure. Refer to the section entitled "Partnership Cash Flows" for further detail.

(3) The Partnership's 2007 third quarter cash distribution will be paid on November 14, 2007 to unitholders of record as of October 31, 2007.

Net Income

The Partnership reported third quarter 2007 net income of $24.6 million or $0.64 per unit, an increase of $12.6 million or 105 per cent compared to $12.0 million for the same quarter last year.

The Partnership’s equity income from Great Lakes in third quarter 2007 contributed $14.2 million to net income. Included in this amount is approximately $0.7 million related to a reduction in taxes other than income attributable to Michigan state tax changes.

The Partnership’s equity income from Northern Border of $16.2 million in third quarter 2007 decreased $0.4 million compared to $16.6 million for the same period in 2006. The decrease in the Partnership’s equity income from Northern Border was due primarily to lower revenues. Northern Border’s operating revenues were lower due mainly to the reduction of long-term rates effective January 1, 2007.

With the acquisition of an additional 49 per cent general partner interest in Tuscarora on December 19, 2006, the Partnership now consolidates its interest in Tuscarora.

This increase in ownership contributed to a $1.5 million increase in the Partnership’s net income. The Partnership reported transmission revenues of $6.7 million and depreciation expense of $1.6 million for third quarter 2007 related to its consolidation of Tuscarora’s operations.

The Partnership’s operations, maintenance and administrative expenses of $2.2 million in third quarter 2007 increased $1.7 million compared to $0.5 million for the same period in 2006. The third quarter of 2007 includes $1.2 million related to the consolidation of Tuscarora operations. Excluding the $1.2 million of expenses related to Tuscarora, the Partnership’s general and administrative expenses increased $0.5 million compared to the same period last year due primarily to higher salary expenses and timing of expenses incurred relative to the same period last year.

Financial charges were $8.7 million in third quarter 2007, an increase of $3.3 million, compared to $5.4 million for the same period last year due to higher average debt balances and the consolidation of Tuscarora operations which included $1.0 million of financial charges. The higher average debt balances were the result of additional financing in 2006 and 2007 for acquisitions.

Partnership Cash Flows

(unaudited)	Three months ended September 30		Nine months ended September 30
(millions of U.S. dollars)	2007	2006	2007	2006
Cash distributions from original 30% general partner interest in Northern Border	8.9	11.0	37.5	39.1
Cash distributions from original 49% general partner interest in Tuscarora	-	1.8	-	6.2
	8.9	12.8	37.5	45.3
Increase in cash distributions due to the acquisition of a 46.45% general partner interest in Great Lakes in 2007	17.4	-	41.0	-
Increase in cash distributions due to the acquisition of a 20% general partner interest in Northern Border in 2006	5.9	7.3	25.0	17.0
Total cash distributions received (a)	32.2	20.1	103.5	62.3
Cash flows from Tuscarora's operating activities (b)	6.2	-	14.8	-
Partnership costs (c)	(8.7)	(5.9)	(24.8)	(11.6)
Partnership cash flows (c)	29.7	14.2	93.5	50.7

(a) Reconciliation of non-GAAP financial measure: Cash distributions received is a non-GAAP financial measure which is the sum of equity income from investment in Great Lakes, equity income from investment in Northern Border, return of capital from Great Lakes, return of capital from Northern Border, equity income in excess of distributions received and up until December 19, 2006, equity income from investment in Tuscarora and return of capital from Tuscarora. It is provided as a supplement to results reported in accordance with GAAP. Management believes that this is a meaningful measure to assist investors in evaluating the levels of cash distributions from the Partnership's investments. Below is a reconciliation of Cash distributions received to GAAP financial measures:

	Three months ended September 30		Nine months ended September 30
(millions of dollars)	2007	2006	2007	2006
Equity income from investment in Great Lakes	14.2	-	34.3	-
Equity income from investment in Northern Border	16.2	16.6	44.3	40.1
Equity income from investment in Tuscarora	-	1.3	-	4.9
Return of capital from Great Lakes	3.2	-	6.7	-
Return of capital from Northern Border	-	1.7	18.2	16.0
Return of capital from Tuscarora	-	0.5	-	1.3
Equity income in excess of distributions received	(1.4)	-	-	-
Total cash distributions received	32.2	20.1	103.5	62.3

(b) Effective December 19, 2006, the Partnership began consolidating Tuscarora's operations upon acquisition of an additional 49 per cent general partner interest. The cash flows from Tuscarora's operating activities is the GAAP measure cash generated from operations reported in Tuscarora's financial statements.

(c) Reconciliation of non-GAAP financial measure: Partnership cash flows is a non-GAAP financial measure which is the sum of cash distributions received and cash flows from Tuscarora's operating activities less Partnership costs. We exclude Tuscarora's costs from Partnership costs so that investors may evaluate our costs independent of costs directly attributable to our investments. Management believes that this is a useful measure to assist investors in evaluating the Partnership's cash flow from its operating activities. A reconciliation of Partnership costs is summarized below:

	Three months ended September 30		Nine months ended September 30
(millions of dollars)	2007	2006	2007	2006
Operations, maintenance and administrative expenses	2.2	0.5	6.4	1.8
Financial charges, net and other	8.7	5.4	25.5	9.8
Less:
Operations, maintenance and administrative expenses and financial charges from Tuscarora	(2.2)	-	(7.1)	-
Partnership costs	8.7	5.9	24.8	11.6

In third quarter 2007, Partnership cash flows were $29.7 million, an increase of $15.5 million compared to $14.2 million for the same period last year. Cash flows from Tuscarora’s operating activities were $6.2 million for the three months ended September 30, 2007. The Partnership incurred financing and other costs of $8.7 million in third quarter 2007 compared to $5.9 million in the same period last year. Total cash distributions received increased $12.1 million to $32.2 million in third quarter 2007 from $20.1 million in third quarter 2006 primarily due to cash distributions received from Great Lakes.

The acquisition of a 46.45 per cent interest in Great Lakes in February 2007 contributed $17.4 million to cash distributions received in third quarter 2007. This was the second cash distribution received by the Partnership from Great Lakes.

Total cash distributions of $14.8 million were received from Northern Border during third quarter 2007, a decrease of $3.5 million compared to the same period in 2006. The Partnership’s cash distributions received in any given quarter are based on the financial results of Northern Border from the previous quarter; therefore, this decrease is primarily due to decreased revenues, higher operating expenses and higher maintenance capital expenditures in second quarter 2007 as compared to second quarter 2006.

Cash balances of Tuscarora are consolidated by the Partnership effective December 19, 2006 and as a result, the Partnership ceased reporting distributions from Tuscarora after that date.  Tuscarora had capital expenditures of $0.9 million, financed by operating cash flow, in third quarter 2007 related to the compressor station expansion project in Likely, California.

The Partnership issued $11.5 million of debt in third quarter 2007, offset by debt repayments of $10.5 million.  As at September 30, 2007, there was $239.0 million available to the Partnership under its Senior Credit Facility.

The Partnership paid $25.1 million of cash distributions to unitholders and its general partner in third quarter 2007, an increase of $14.4 million compared to $10.7 million for the same period in 2006. This cash distribution represents a payment of $0.655 per common unit declared in second quarter 2007.

Conference Call

Analysts, members of the public, the media and other interested parties are invited to participate in a teleconference and audio webcast on Thursday, November 1, 2007 at 12 p.m. (Eastern).  Mark Zimmerman, president of the general partner, will discuss the third quarter 2007 financial results and general developments and issues concerning the Partnership followed by a question and answer session for the investment community and media. To participate, please call (866) 542-4265.  A replay of the conference call will also be available two hours after the conclusion of the call and until midnight, Thursday, November 8, 2007, by dialing (800) 408-3053, then entering pass code 3239080#.

A live webcast of the conference call will also be available through the Partnership’s website at www.tcpipelineslp.com.  An audio replay of the call will be available on the website.

TC PipeLines, LP is a publicly traded limited partnership. TC PipeLines, LP has interests in more than 3,600 miles of federally regulated U.S. interstate natural gas pipelines, including Great Lakes Gas Transmission Limited Partnership (46.45 per cent ownership), Northern Border Pipeline Company (50 per cent ownership) and Tuscarora Gas Transmission Company (99 per cent owned or controlled). Great Lakes is a 2,115-mile pipeline serving markets in Minnesota, Wisconsin, Michigan and eastern Canada. The 1,249-mile Northern Border Pipeline transports natural gas from the Montana-Saskatchewan border to markets in the midwestern United States. Tuscarora owns a 240-mile pipeline system that transports natural gas from Oregon where it interconnects to TransCanada’s Gas Transmission Northwest System. TC PipeLines, LP is managed by its general partner, TC PipeLines GP, Inc., an indirect wholly owned subsidiary of TransCanada Corporation. TC PipeLines GP, Inc., also holds common units of TC PipeLines, LP. Common units of TC PipeLines, LP are quoted on the NASDAQ Stock Market and trade under the symbol “TCLP.” For more information about TC PipeLines, LP, visit the Partnership’s website at www.tcpipelineslp.com.

Cautionary Statement Regarding Forward-Looking Information

This news release may include forward-looking statements regarding future events and the future financial performance of TC PipeLines, LP. Words such as “believes,” “expects,” “intends,” “forecasts,” “projects,” and similar expressions identify forward-looking statements. All forward-looking statements are based on the Partnership’s current beliefs as well as assumptions made by and information currently available to the Partnership. These statements reflect the Partnership’s current views with respect to future events. The Partnership assumes no obligation to update any such forward-looking statement to reflect events or circumstances occurring after the date hereof. Important factors that could cause actual results to materially differ from the Partnership’s current expectations include regulatory decisions, particularly those of the Federal Energy Regulatory Commission and the Securities and Exchange Commission, the ability of Northern Border Pipeline to recontract its available capacity at maximum rates, operational decisions of Northern Border Pipeline’s and Great Lakes’ operator, the failure of a shipper on any one of the Partnership’s pipelines to perform its contractual obligations, supply of natural gas in the Western Canada sedimentary basin and in competing basins, such as the Rocky Mountains,  future demand for natural gas, overcapacity in the industry, and other risks inherent in the transportation of natural gas as discussed in the Partnership’s filings with the Securities and Exchange Commission, including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent quarterly reports on Form 10-Q.

Media Inquiries:	Shela Shapiro/ Cecily Dobson	(403) 920-7859
(800) 608-7859

Unitholder and Analyst Inquiries:		Myles Dougan
(877) 290-2772
investor_relations@tcpipelineslp.com

TC PipeLines, LP

Financial Summary

Consolidated Statement of Income

(unaudited)	Three months ended September 30		Nine months ended September 30
(millions of dollars except per unit amounts)	2007	2006	2007	2006

Equity income from investment in Great Lakes (1)	14.2	-	34.3	-
Equity income from investment in Northern Border (2)	16.2	16.6	44.3	40.1
Equity income from investment in Tuscarora (3)	-	1.3	-	4.9
Transmission revenues	6.7	-	20.3	-
Operations, maintenance and administrative expenses	(2.2)	(0.5)	(6.4)	(1.8)
Depreciation	(1.6)	-	(4.7)	-
Financial charges, net and other	(8.7)	(5.4)	(25.5)	(9.8)
Net income	24.6	12.0	62.3	33.4

Net income allocation
Common units	22.4	11.3	57.0	31.3
General partner	2.2	0.7	5.3	2.1
	24.6	12.0	62.3	33.4

Net income per common unit (4)	$0.64	$0.65	$1.81	$ 1.79

Weighted average common units outstanding (millions)	34.9	17.5	31.5	17.5

Common units outstanding, end of the period (millions)	34.9	17.5	34.9	17.5

Consolidated Balance Sheet

(unaudited)
(millions of dollars)	September 30, 2007	December 31, 2006
ASSETS
Current Assets
Cash and short-term investments	14.2	4.0
Accounts receivable and other	4.9	2.5
	19.1	6.5
Investment in Great Lakes (1)	726.7	-
Investment in Northern Border (2)	549.6	561.2
Plant, property and equipment	126.7	127.0
Goodwill	79.1	79.2
Other assets	3.0	3.9
	1,504.2	777.8
LIABILITIES AND PARTNERS' EQUITY
Current Liabilities
Accounts payable	3.9	3.3
Accrued interest	4.5	1.3
Current portion of long-term debt	4.7	4.7
	13.1	9.3
Long-term debt	581.0	463.4
	594.1	472.7
Non-controlling interests	1.4	1.2
Partners' Equity
Common units	891.0	295.6
General partner	19.1	6.5
Accumulated other comprehensive income	(1.4)	1.8
	908.7	303.9
	1,504.2	777.8

Consolidated Statement of Cash Flows

(unaudited)	Three months ended September 30		Nine months ended September 30
(millions of dollars)	2007	2006	2007	2006
CASH GENERATED FROM OPERATIONS
Net income	24.6	12.0	62.3	33.4
Depreciation	1.6	-	4.7	-
Amortization of other assets	0.1	0.1	0.3	0.2
Non-controlling interests	0.1	-	0.2	-
Equity income in excess of distributions received	(1.4)	-	-	-
(Increase)/decrease in operating working capital	0.4	3.6	0.7	4.5
	25.4	15.7	68.2	38.1

INVESTING ACTIVITIES
Return of capital from Great Lakes	3.2	-	6.7	-
Return of capital from Northern Border	-	1.7	18.2	16.0
Return of capital from Tuscarora	-	0.5	-	1.3
Investment in Great Lakes	3.3	-	(733.0)	-
Investment in Northern Border	-	-	(7.5)	(311.1)
Capital expenditures	(0.9)	-	(4.4)	-
Other assets	(0.2)	-	(1.3)	(0.9)
	5.4	2.2	(721.3)	(294.7)

FINANCING ACTIVITIES
Distributions paid	(25.1)	(10.7)	(61.3)	(32.2)
Equity issuances, net	-	-	607.0	-
Long-term debt issued	11.5	2.0	152.5	310.0
Long-term debt repaid	(10.5)	(3.0)	(34.9)	(16.5)
	(24.1)	(11.7)	663.3	261.3

Increase in cash and short-term investments	6.7	6.2	10.2	4.7
Cash and short-term investments, beginning of period	7.5	0.8	4.0	2.3

Cash and short-term investments, end of period	14.2	7.0	14.2	7.0

Interest payments made	7.8	2.0	21.5	5.3

(1) Great Lakes Gas Transmission Limited Partnership

The Partnership acquired a 46.45 per cent interest in Great Lakes on February 22, 2007.  Summarized operating and financial information of Great Lakes for the three months ended September 30, 2007, the period February 23, 2007 to September 30, 2007 and as at September 30, 2007 is as follows:

	Three months ended September 30		For the period February 23 to September 30
(unaudited)	2007	2006	2007	2006
Operating Results
Gas delivered (million cubic feet)	194,443	-	489,853	-
Average throughput (million cubic feet per day)	2,114	-	2,227	-

Financial Results (millions of U.S. dollars)
Operating revenue	65.6	-	162.2	-
Operating expenses
Operations and maintenance	8.7	-	21.1	-
Depreciation and amortization	14.5	-	34.9	-
Taxes other than income	3.9	-	12.9	-
Total operating expenses	27.1	-	68.9	-
Operating income	38.5	-	93.3	-
Interest expense, net	(8.9)	-	(21.3)	-
Other income	0.8	-	1.8	-
Net income	30.4	-	73.8	-

Capital Expenditures (millions of U.S. dollars)

Maintenance	0.9	-	5.7	-

	September 30, 2007	December 31, 2006
Summary Balance Sheet Data (millions of U.S. dollars)	(unaudited)	(unaudited)
Total assets	1,068.2	-

Other current liabilities and deferred credits	40.5	-
Long-term debt (including current maturities)	450.0	-
Partners' capital	577.7	-
Total liabilities and partners' equity	1,068.2	-

(2) Northern Border Pipeline Company

For the nine months ended September 30, 2007, the three months ended September 30, 2006 and as at December 31, 2006, the Partnership held a 50 per cent general partner interest in Northern Border. For the nine months ended September 30, 2006, the Partnership held a 30 per cent general partner interest in Northern Border until April 6, 2006 when an additional 20 per cent general partner interest was acquired.  Summarized operating and financial information of Northern Border for the three and nine months ended September 30, 2007 and 2006 and as at September 30, 2007 and December 31, 2006 is as follows:

	Three months ended September 30		Nine months ended September 30
(unaudited)	2007	2006	2007	2006
Operating Results
Gas delivered (million cubic feet)	214,283	212,942	601,484	603,940
Average throughput (million cubic feet per day)	2,396	2,379	2,260	2,269

Financial Results (millions of U.S. dollars)
Operating revenues	79.6	80.3	228.0	231.5
Operating expenses
Operations and maintenance	13.9	13.8	38.7	35.9
Depreciation and amortization	15.1	14.6	45.6	44.0
Taxes other than income	7.7	8.2	23.0	24.2
Total operating expenses	36.7	36.6	107.3	104.1
Operating income	42.9	43.7	120.7	127.4
Interest expense, net	(10.8)	(10.8)	(32.4)	(32.5)
Other income, net	0.6	0.8	1.5	1.5
Net income	32.7	33.7	89.8	96.4

Capital Expenditures (millions of U.S. dollars)

Maintenance	0.2	(0.4)	7.4	6.7
Growth	-	0.6	-	10.3

	September 30, 2007	December 31, 2006
Summary Balance Sheet Data (millions of U.S. dollars)	(unaudited)	(unaudited)
Total assets	1,520.7	1,544.7

Current liabilities and deferred credits and other	58.3	49.8
Long-term debt (including current maturities and notes payable)	609.3	619.8
Partners' capital	853.9	874.1
Accumulated other comprehensive income	(0.8)	1.0
Total liabilities and partners' equity	1,520.7	1,544.7

(3) Tuscarora Gas Transmission Company

For the nine months ended September 30, 2007 and as at December 31, 2006, the Partnership owned or controlled a 99 per cent general partner interest in Tuscarora. For the three and nine months ended September 30, 2006, the Partnership held a 49 per cent general partner interest in Tuscarora.  Summarized operating and financial information of Tuscarora for the three and nine months ended September 30, 2007 and 2006 and as at September 30, 2007 and December 31, 2006 is as follows:

	Three months ended September 30		Nine months ended September 30
(unaudited)	2007	2006	2007	2006
Operating Results
Gas delivered (million cubic feet)	6,212	4,917	20,292	19,851
Average throughput (million cubic feet per day)	68	53	74	72

Financial Results (millions of U.S. dollars)
Operating revenues	6.7	6.7	20.3	22.6
Operating expenses
Operations and maintenance	0.9	0.7	2.8	2.5
Depreciation and amortization	1.6	1.6	4.7	4.7
Taxes other than income	0.3	0.3	0.9	0.9
Total operating expenses	2.8	2.6	8.4	8.1
Operating income	3.9	4.1	11.9	14.5
Interest expense, net	(1.2)	(1.3)	(3.7)	(4.1)
Other income, net	0.2	0.1	0.3	0.2
Net income	2.9	2.9	8.5	10.6

Cash Flows From Operating Activities(*) (millions of U.S. dollars)
Net income	2.9	2.9	8.5	10.6
Add:
Depreciation and amortization	1.6	1.6	4.7	4.7
Change in operating assets and liabilities	1.7	1.2	1.6	1.6
Cash flows from operating activities	6.2	5.7	14.8	16.9

Capital Expenditures (millions of U.S. dollars)
Maintenance	-	0.1	-	0.3
Growth	0.9	-	4.4	-

	September 30, 2007	December 31, 2006
Summary Balance Sheet Data (millions of U.S. dollars)	(unaudited)	(unaudited)
Total assets	140.5	132.9

Other current liabilities	3.9	2.4
Long-term debt (including current maturities)	68.7	71.1
Partners' capital	67.9	59.3
Accumulated other comprehensive income	-	0.1
Total liabilities and partners' equity	140.5	132.9

(*) In 2006 the Partnership accounted for Tuscarora using the equity method.

(4) Net income per common unit is computed by dividing net income, after deduction of the general partner’s allocation, by the weighted average number of common units outstanding.  The general partner’s allocation is computed based upon the general partner’s two per cent interest plus an amount equal to incentive distributions.